Exhibit N.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 of our report dated March 26, 2019 on our audit of the consolidated financial statements of Newtek Merchant Solutions, LLC and Subsidiaries, as of December 31, 2018, and for the year then ended, which are included in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-2.

New York, NY

July 3, 2019

An Independent Member of Urbach Hacker Young International